                                                                  EXHIBIT 10.2

                          MUTUAL SEPARATION AGREEMENT
                          ---------------------------

     This Mutual Separation Agreement ("Agreement") is made between Genesys Telecommunications Laboratories, Inc. ("Genesys") and John Metcalfe ("Employee").

                                    RECITALS
                                    --------

     WHEREAS, Employee's status as an employee of the Company shall cease as of October 14, 1998 (the "Separation Date"); and

     WHEREAS, Employee and Genesys wish to conclude their employment relationship in such a manner as to resolve any and all disputes that may exist between them arising from facts or events occurring on or before the Separation Date; and to preserve the existing goodwill between them; and

     THEREFORE, in consideration for the promises and benefits described below, Genesys and Employee agree as follows:

                                   AGREEMENTS
                                   ----------

I.    Agreements of Genesys
      ---------------------

      A. Genesys shall engage Employee as an Independent Consultant for six (6) calendar months commencing on the Separation Date pursuant to the terms of the Independent Consulting Agreement attached hereto as Exhibit A, provided that such engagement shall not take effect until this Agreement becomes effective pursuant to Section III.G., below.



II.   Agreement of Employee
      ---------------------

      A.  Association with Genesys
          ------------------------

          1. Employee understands that because his employment with Genesys shall cease on the Separation Date, Employee will not be eligible to participate thereafter in any benefits provided by Genesys to its employees except that Employee may elect to continue medical coverage for himself and his eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). employee may continue coverage for the time period available after the Separation Date, pursuant to COBRA.

          2. Employee understands that his association with Genesys after the Separation Date can only be as an Independent Consultant pursuant to the terms of the Independent Consulting Agreement attached hereto as Exhibit A, and shall not be that of an employee, agent, joint venturer or partner of Genesys.

     B.   Release and Waiver of All Claims
          --------------------------------

          1. Employee agrees that he fully and forever discharges, waives and releases any and all claims and causes of action of any kind that he now knows he has or may in the future have against Genesys, including any of its officers, directors, agents, employees, affiliates, representatives, predecessors, successors and assigns, arising out of or relating in any way to his employment with Genesys and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other local, state and federal laws and regulations relating to employment, except any claims Employee may have for unemployment and workers' compensation insurance benefits.

          Notwithstanding anything above, Employee does not waive his right to indemnification from Genesys for conduct taken in the course and scope of his employment to the fullest extent provided for in the California Labor Code, or other indemnification agreement between Employee and Genesys. For the purposes of determining the course and scope of employment, Employee will be deemed to have been an employee until October 14, 1998. As a condition precedent to maintaining any action against Employee arising from or relating to any event occurring on, or before October 14, 1998, Genesys, and/or its directors, officers and agents shall advance all attorneys fees and costs Employee requests for the purpose of litigating/arbitrating Employee's case against Genesys, and/or its directors, officers or agents. Genesys shall have a right to recover the advanced fees and costs in the event a trier of fact determines Employee's alleged conduct was not in the course and scope of his employment.

          2. Employee agrees that the fully and forever waives any and all rights and benefits conferred upon them by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee agrees and understands that if, hereafter, he discovers facts different from or in addition to those which he now knows or believes to be true, that the waivers of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

     C.   Confidential Information & Genesys Employees
          --------------------------------------------

          1. Employees shall remain bound by, and as set forth in, the Genesys Telecommunications Laboratories Confidential Information and Invention Assignment Agreement signed by Employee on June 9, 1997, a true and correct copy of which is attached as Exhibit B hereto. The non-solicitation provision, however, is superseded by IIC3 below.

     2. Employee shall return to Genesys on the Separation Date, all Company Information, including but not limited to customer lists and other customer information, notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, business and operating plans, computer programs, or other data or memorializations of any kind, as well as any Genesys property or equipment (including, without limitation, security badges, [computers, ] phones, charge cards, etc.), that Employee has in his possession or under his control. Employee further agrees and understands that Employee is not entitled or authorized to keep any portions, summaries or copies of Company Information, and that Employee is under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. Employee understands that the term "Company Information" includes, but is not limited, the following:

     . Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development, financials, operation or business of Genesys or its customers, including information received from third parties under confidential conditions; and

     . Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of Genesys.

     3. During the term of the Independent Consulting Agreement, and for one year thereafter, Employee shall not solicit any employee to leave Genesys' employ.

     4. Employee hereby agrees that he will not, without compulsion of legal process, disclose to any third party the fact of this Agreement or any the terms of this Agreement, including the amounts referred to herein, either by specific dollar amounts or by number of "figures" or otherwise, except that he may disclose such information to his spouse and to his attorneys or accountants but with respect to the latter, only to the extent such disclosure is necessary to effect the purposes for which Employee has consulted such attorneys or accountants. Employee agrees that in connection with any disclosure permitted hereunder, Employee shall cause such third party to whom disclosure has been made, including his spouse, to agree to comply with this covenant of confidentiality and non-disclosure, such breach shall be deemed to have been committed by Employee. Employee understands that nothing contained herein shall preclude him from acknowledging that he is serving as a Consultant to Genesys.

     5.   Employee agrees and understands that the promises and agreements of
Section II.C of this Agreement are a material inducement to Genesys to engage Employee as a Consultant after the Separation Date, and to provide Employee with the benefits provided by this Agreement and that, for the breach thereof, Genesys will be entitled to pursue its legal and equitable remedies against Employee, including, without limitation, the right to terminate the Independent Consulting Agreement and benefits provided thereunder as well as the benefits provided by this Agreement and/or seek injunctive relief, provided, however, this Agreement will remain in full force and effect. In the event Genesys terminates the benefits set forth in this Agreement pursuant to this paragraph, and a trier of fact thereafter determines that Employee did not breach this Agreement, then Genesys shall pay Consultant three times the expenses, damages, and attorneys fees incurred while defending himself, in addition to whatever other relief the trier of fact awards.

II.  Mutual Acknowledgments and Agreements
     -------------------------------------

     A.   Stock Matters
          -------------

          1. As of the Separation Date, the status of Employee's outstanding stock options to purchase shares of Genesys common stock (the "Options") is as follows:



                                                                                Shares Vested and     Shares Vested and
                  Date of                  Shares Subject                       Exercisable as of     Exercisable as of
                   Grant        Type*         to Grant       Exercise Price     October 14, 1998       April 14, 1999
                -----------   ----------   ---------------   ---------------    -----------------     -----------------
                 6/13/97         ISO            26,664      15.00 (less $2.00          5,925                8,888
                                                            bonus per share on
                                                                exercise)

                 6/13/97          NQ           223,336      Same as above             77,408              105,695

*  ISO = Incentive Stock Option
   NQ = Non-Qualified Stock Option

          Pursuant to the terms of the existing stock option agreements ("Option Agreements") for the Options and the provisions of the Genesys 1997 Stock Incentive Plan (the "Plan") to which Employee's Options are subject, and Employee's offer letter, each of the Options may be exercised at any time within thirty (30) days following the date on which Employee ceases to render services to Genesys, either in Employee's capacity as an employee or as a consultant pursuant to the Independent Consulting Agreement, with respect to the number of shares for which such Option is, at the time of Employee's cessation of service, exercisable and vested, including, without limitation, the $2.00 exercise bonus awarded at the time Employee exercises his options. The above table illustrates the maximum number of shares of Common Stock in which Employee will be vested as of April 14, 1999 in the event he/she remains in service pursuant to the Independent Consulting Agreement through such date. However, to the extent the Options are incentive stock options within the meaning of Section 422 of the Internal Revenue Code, such options will cease to qualify for favorable tax treatment as incentive stock options if they are exercised on a date later than three (3) months following the Separation Date. Accordingly, to the extent Employee's incentive stock options are not exercised on or before January 14, 1999, the incentive stock options will be treated as non-qualified or non-statutory stock options after such date, and the exercise of those options will be subject to Employee's satisfaction of all tax withholding requirements applicable to compensation income employee will recognize at the time of each such post-January 14, 1999 exercise. The Options will terminate and cease to be exercisable with respect to any option shares which are unvested as of the effective date of Employee's cessation of service pursuant to the Independent Consulting Agreement. Employee's stock option agreements shall continue to remain in effect while

Employee continues to be an employee of Genesys and during the term of the Independent Consulting Agreement attached as Exhibit A to this Agreement.

          2. On the date of business of Employee's October 14, 1998 termination date as an employee, Employee immediately shall cease to participate in the Genesys Employee Stock Purchase Plan ("ESPP"). Employee will receive a refund of the amount, if any, Employee has contributed to the ESPP during the current purchase period and Employee will not be entitled to purchase any more stock through the ESPP.

          3. Employee shall be permitted to purchase from Genesys at Genesys' cost, and at Employee's sole discretion, Employee's phone and personal computer.

     B.   Entire Agreement
          ----------------

          The parties to this Agreement agree that it contains the entire agreement between them with respect to any matters referred to in this Agreement, and supersedes any and all previous oral or written agreements. The parties to this Agreement further agree that the Agreement may not be modified or changed, in whole or part, except by another written agreement signed by Employee and Genesys' President.

     C.   No Disparagement or Admission
          -----------------------------

          1. Employee and Genesys each hereby agree that they will not make any negative or disparaging statements or comments about the other. Notwithstanding anything written above, this provision shall not hinder Employee's duties and responsibilities to Employee's future employers. Genesys further agrees that it will respond to inquiries about Employee from prospective employers of Employee consistent with its policies then in effect and shall provide no additional information without express written consent of Employee. Employee consents until further notice to have all inquiries directed to Genesys board of director Greg Shenkman.

          2. The parties to this Agreement agree that neither the fact nor any aspect of this Agreement is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either the Employee or Genesys.

     D.   Severability
          ------------

          The parties to this Agreement agree that if any provision, or portion of a provision, of this Agreement is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and that this Agreement shall be construed as if such unenforceable provision or portion had never been contained herein.

     E.   Dispute Resolution
          ------------------

          The parties to this Agreement agree that any and all disputes arising under or regarding this Agreement and/or the Plan (to the extent such dispute arising under the Plan cannot otherwise be resolved through the use of the claims procedure set forth in the Plan) shall be settled by final and binding arbitration in San Francisco, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect, and judgment upon the award rendered may be entered in any court with jurisdiction thereof. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which the party may be entitled.

     F.   Time to Consider & Sign Agreement
          ---------------------------------

          The parties to this Agreement agree that Employee may have twenty-one
(21) days after receipt of this Agreement within which to review and consider, discuss with an attorney of his own choosing, and decide whether or not to sign this Agreement. However, none of the benefits provided by this Agreement will be provided to Employee until this Agreement becomes effective pursuant to
Section III.G., below; and no Independent Consulting Agreement shall become effective until this Agreement becomes effective pursuant to Section III.G., below.

     G.   Opportunity to Revoke & Effective Date of Agreement
          ---------------------------------------------------

          The parties to this Agreement agree that it will not become effective until expiration of the seventh (7th) day after Employee signs it, provided that Employee does not revoke it during those seven (7) days; and that for a period of seven (7) days after Employee signs this Agreement, he may revoke it. Employee agrees and understands that if he decides to revoke this Agreement after he signs it, he can do so only by delivering a written notification of his revocation, no later than the seventh day after he signed this Agreement, to:

               Genesys Telecommunications Laboratories, Inc.
               1155 Market Street, 11th Floor
               San Francisco, CA  94013
               Attn:  Director of Legal Affairs

If Employee does not sign this Agreement, or if he signs it and then chooses to revoke it within seven (7) days after he signed it, he will not be entitled to not be provided any of benefits of this Agreement. Employee understands that the benefits provided by this Agreement will not be received by Employee until this Agreement becomes effective.

     H.   Attachments to Agreement
          ------------------------

          Genesys and Employee Acknowledge that attached to this Agreement are the following documents:

          1.  Independent Consulting Agreement as Exhibit A.

          2. Employee Agreement: Proprietary Information and Inventions signed by Employee as Exhibit B.

     I.   Fax Signatures & Counterparts
          -----------------------------

          Fax signatures to this Agreement shall be considered binding original signatures, and this Agreement may be executed in counterparts, each of which shall be considered together as one original.

     IN WITNESS, the parties have executed this Manual Separation Agreement as of the date set forth below.



Date:  September 11, 1998         Employee:

                                  /s/ John Metcalfe
                                  _____________________________________
                                  John Metcalfe



Date:  September 11, 1998         Genesys Telecommunications Laboratories, Inc.:


                                  By: /s/ Michael J. McCloskey
                                     __________________________________
                                       Michael J. McCloskey
                                       President

                                   EXHIBIT A
                       INDEPENDENT CONSULTING AGREEMENT
                       --------------------------------

     The following confirms the agreement ("IC Agreement") between John Metcalfe ("Consultant") and Genesys Telecommunications Laboratories, Inc. ("Genesys") with respect to the provision of consulting services by Consultant to Genesys.

          1.  Term of Agreement.  The term of this IC Agreement shall be six
              -----------------
(6) calendar months ("Consulting Period"). The Consulting Period shall commence on October 15, 1998 ("Effective Date"), provided that a Mutual Separation Agreement between Genesys and Consultant is effective. This IC Agreement shall terminate on the close of business on April 14, 1999 or an earlier date pursuant to Section 11 of this IC Agreement ("Termination Date").

          2.  Independent Contractor Status.  It is the express intention of the
              -----------------------------
parties to this IC Agreement that the Consultant is an independent contractor, and is not an employee, agent, joint venturer or partner of Genesys. Nothing in this IC Agreement shall be interpreted or construed as creating or establishing an employment relationship between Genesys and the Consultant.

          3.  Services.  Consultant agrees to provide consulting services
              --------
("Services") to Genesys during the Consulting Period which shall be those that Genesys requests of Consultant from time-to-time by and through Genesys' President or his designees. Consultant shall be available to perform such Services for up to twenty-four (24) hours per week during the Consulting Period. The time and dates in which Consultant's services are provided are at the reasonable discretion of the Employee. The Services to be provided by Consultant will consist of working closely with the President to transition all matters previously handled by Consultant, providing advice on marketing and strategic matters. Such services include:

              . That you effect a smooth transition of all business related matters to your manager or replacement, as designated by Genesys;

              . That you be available to provide Services in person, rather than only by telephone or written correspondence, for the first month of this IC Agreement;

              . That you be available via telephone for the entire term of this IC Agreement.

          4.  Services to other Persons/Entities.  The parties to this IC
              ----------------------------------
Agreement understand and agree that the Consultant may, and probably will, perform services for other persons or entities during the Consulting Period. However, Consultant agrees that during the term of this IC Agreement he will not provide to GeoTel Communications Corporation, Northern Telecom, Nabnasset Corporation or Melita Corporation without the prior written consent of Genesys, which consent will not be unreasonably withheld.

     5.   Employment of Assistants.  Should the Consultant, in his sole
          ------------------------
discretion, deem it necessary to employ assistants to aid him in the performance of the Services, the parties agree that Genesys will not direct, supervise, or control in any way such assistants to the Consultant in their performance of Services. The parties further agree that such assistants are employed solely by the Consultant, and that he alone is responsible for providing workers' compensation insurance for his employees, for paying the salaries and wages of his employees, and for ensuring that all required tax withholdings are made. Consultant further agrees and warrants that he shall maintain workers' compensation insurance coverage for his employees and acknowledges that he alone has responsibility for such coverage.

     6.   Reporting to Genesys' Facilities.  Consultant is not required to
          --------------------------------
report to work at any facility of Genesys or during any particular work hours. Rather, Consultant is free to report or not report to any of Genesys' facilities as he sees fit and as necessary to provide Services to Genesys. When Consultant does visit any of Genesys' facilities, he will be required to sign in and be issued a temporary identification badge like any other non-employee visitor to a Genesys facility.

     7.   Compensation.  For the duration of the consulting period, Consultant
          ------------
shall be paid $15,000 per month, and shall be permitted to continue vesting in restricted shares and stock options that were purchased by Consultant or granted to Consultant in connection with his former employment with Genesys (including, without limitation, the $2 bonus per share awarded at the time of exercise pursuant to the offer letter given Consultant before Consultant became a Genesys employee). Genesys shall also pay Consultant's COBRA premiums directly to the COBRA provider of up to $366.00 per month for medical benefits and $56.21 per month for dental benefits during the term of this IC Agreement. The foregoing is Consultant's sole compensation for rendering Services to Genesys. The parties agree that Genesys is not responsible to reimburse any costs or expenses incurred by Consultant in performing the Services but Consultant need not take any action requiring that he incur expenses until Genesys has agreed to reimburse him for those expenses. Consultant's stock option agreements shall continue to remain in effect during the term of this Independent Consulting Agreement, including without limitation, provisions relating to a change of control of Genesys.

          Consultant will be responsible for any and all taxes due on all benefits provided by Genesys under this IC Agreement, and if any tax authority imposes any tax, interest or penalty liability on Genesys for failing to withhold from any payment made by Genesys under this IC Agreement, then Consultant will indemnify Genesys for such tax, interest or penalty amounts.

     8.   Obligations re: Confidential Information.
          ----------------------------------------

          a. "Confidential Information" means any information, technical data, or know-how including, but not limited to, Genesys' research, products, product features, software, services, development, inventions, processes, designs, drawings, engineering, marketing plans, customers, prospective customers, finances, employee information, organizational structure information, disclosed by Genesys, either directly or indirectly, in writing, orally or by drawings or inspection of equipment or facilities. Confidential Information does not include information, technical data or know-how which (A) is in the Consultant's possession at the time of disclosure as evidenced by the Consultant's files and records prior to the earliest time of Consultant's interaction with Genesys, as either an employee or consultant of Genesys or otherwise; or (B) before or after it has been disclosed to the Consultant, is part of the public knowledge of literature, not as a result of any action or inaction of the Consultant or unauthorized disclosure by any other party; or (C) is approved for release to the general public by written authorization of Genesys.

          b. The Consultant agrees not to use Confidential Information for its own use, for the use of any other company, individual or entity, or for any purpose except to perform the specific assigned duties for Genesys. The Consultant agrees not to use Genesys' name or logo in any advertising nor as a reference for any promotional purposes without the prior written consent of Genesys. The Consultant will not present themselves as employees or authorized representatives of Genesys', except as independent consultants.

          c. The Consultant agrees not to disclose Genesys' Confidential Information to any third party. The Consultant agrees that is shall protect the confidentiality of all Confidential Information and take all necessary steps to prevent disclosure to or misuse of the Confidential Information and to prevent it from falling into the public domain or the possession of any unauthorized party. The Consultant agrees that during and after the term of this Agreement is shall not solicit or accept Confidential Information, such as lists of employees, customers, telephone numbers, or organizational charts, from current or prior employees, temporary or contract employees, vendors, or customers of Genesys.

          d. The Consultant agrees not to use Genesys' name or logo in any advertising nor as a reference for any promotional purposes without the prior written consent of Genesys.

          e. Because of the unique and proprietary nature of Confidential Information, the Consultant acknowledges that the breach of any of its obligations under this provision is likely to cause or threaten irreparable harm to Genesys and, accordingly, the Consultant agrees that in such event, any remedies at law for a breach will be inadequate and therefore Genesys shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages. Nothing stated herein shall be construed to limit any other remedies available to Genesys. In the event Genesys seeks equitable relief pursuant to this section, and a trier of fact determines that such relief is not warranted, Genesys shall pay Consultant three times the expenses, damages, and attorneys' fees incurred while defending himself, in addition to whatever other relief the trier of fact awards.

     9.   Non-solicitation of Genesys Employees.  During the Consulting Period
          -------------------------------------
and for one year thereafter, Consultant shall not solicit any employee of Genesys to leave Genesys for any reason.

     10.  Earlier Termination of I C Agreement.  This IC Agreement may be
          ------------------------------------
terminated:

          a. by the Consultant at any time prior to the Termination Date by giving thirty (30) days' written notice of termination which may be given at any time for any reason, with or without cause; or

          b. by Genesys at any time prior to the Termination Date for the breach by Consultant of any obligation of sections 4, 8 or 9 of this IC Agreement.

     11.  Enforceability of IC Agreement.  Consultant agrees that any dispute
          ------------------------------
in the meaning, effect or validity of this IC Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provision thereof. Consultant further agrees that if one of more provisions of this IC Agreement are held to be unenforceable under applicable California law, such provision(s) shall be excluded from this IC Agreement and the balance of the IC Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12.  Assignment.  This IC Agreement shall not be assignable by either the
          ----------
Consultant or Genesys without the express written consent of the other party.

     13.  Dispute Resolution.  Any controversy between the parties hereto
          ------------------
involving the construction or application of any terms, covenants, or conditions of this IC Agreement or any claim arising out of or relation to this IC Agreement will be submitted to and be settled by final and binding arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. If any action at law or in equity is necessary to enforce or interpret the terms of this IC Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any other relief to which the party may be entitled.

     14.  Entire Agreements.  This IC Agreement contains the entire
          -----------------
understandings and agreements of the parties regarding its subject matters and can only be modified by a subsequent written agreement executed by the Consultant and Genesys' President.

     15.  Notices.  All notices required or given pursuant to this IC Agreement
          -------
shall be addressed to Genesys or Consultant at the designated addresses shown below by registered mail, special delivery, or by certified courier service:

          To Genesys:
          -----------
          Genesys Telecommunications Laboratories, Inc.
          1155 Market Street, 11th Floor
          San Francisco, CA 94103
          Attn: Director of Legal Affairs

          To Consultant:
          --------------
          John Metcalfe
          12933 Tripoli Court
          Los Altos Hills, CA 94022

     Fax signatures to this IC Agreement shall be considered binding original signatures, and this IC Agreement may be executed in counterparts, each of which shall be considered together as one original.

     IN WITNESS, the parties have executed this Independent Consulting Agreement to be effective as of the date set forth above.

                              CONSULTANT:

Dated: 11 September 1998      ____________________________________________
                              John Metcalfe



                              Genesys Telecommunications Laboratories, Inc.





Dated: 11 September 1998      By:_________________________________________
                                   Michael J. McCloskey
                                   President